UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2010 (June 8, 2010)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 14, 2008, Ampal-American Israel Corporation (the “Company”) announced that its wholly owned subsidiary Gadot Chemical Tankers and Terminals Ltd. (“Gadot”) entered into an agreement on June 8, 2008 to purchase a chemical storage terminal in Western Europe, with a storage capacity of approximately 100,000 cubic meters and occupying 25 hectares of land.  The purchase price is €30,000,000 (approximately $36.2 million) and the closing of the transaction is subject to customary closing conditions, including, among others, obtaining financing and the consent of several customers of the sellers.

A copy of the Company’s press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT	DESCRIPTION
99.1	Press release of Ampal-American Israel Corporation, dated June 14, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: June 14, 2010	By:	/s/ Yoram Firon
	Name:	Yoram Firon
	Title:	Vice President - Investments and
Corporate Affairs

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press release of Ampal-American Israel Corporation, dated June 14, 2010.

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